SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                              PHOTONICS CORPORATION
             (Exact name of registrant as specified in its charter)


             California                                         77-0102343
             ----------                                         ----------
State of Jurisdiction of Incorporation or                    I.R.S. Employer
            Organization                                  Identification Number

                                12377 Merit Drive
                                    Suite 400
                               Dallas, Texas 75251
              (Address and Zip Code of principal executive offices)


                  Photonics Corporation 2001 Stock Option Plan
                              (Full title of plan)


                             Joseph F. Langston, Jr.
                                12377 Merit Drive
                                    Suite 400
                               Dallas, Texas 75251
                              972-726-7473 ext. 226
 (Name, address and telephone number, including area code, of agent for service)


         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              W. Andrew Stack, Esq.
                                310 Harvard Place
                             5206 S. Harvard Avenue
                           Tulsa, Oklahoma 74135-3567
                                  918-633-2830

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
  Title of      Amount to be      Proposed         Proposed         Amount of
Securities to    Registered       Maximum          Maximum        Registration
be Registered                  Offering Price     Aggregate           Fee*
                                 Per Share*     Offering Price*
-------------- -------------- ---------------- ----------------- --------------
Common Stock     20,000,000        $0.045         $900,000.00       $237.60
($0.001 par       shares**
 value)
--------------------------------------------------------------------------------

*  Estimated pursuant to rule 457(c)
** Includes awards that may be granted pursuant to the foregoing plans and an indeterminate number of shares of Common Stock that may become issuable pursuant to the antidilution provisions of such plan.

                                     PART I
               INFORMATION REQUIRED IN SECTION 10(a) OF PROSPECTUS

ITEM 1.  PLAN INFORMATION

         The documents containing the information required by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the document incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered to Plan participants pursuant to Rule 428(b), and any additional information about the Plan and its administrators are available without charge by contacting:

                              Photonics Corporation
                                12377 Merit Drive
                                    Suite 400
                               Dallas, Texas 75251
                              972-726-7473 ext. 226
                Joseph F. Langston, Jr., Chief Financial Officer



                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by the Company (Commission File No. 000-22514) for purposes of the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         1. The Company's Annual Report on Form 10K-SB for the year ended December 31, 2000.

         2. The Company's Quarterly Report on Form 10Q - SB for the three months ended March 31, 2001.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be moditied or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorpated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitue a part thereof.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted, the Company's By-Laws under the state of California law authorize the Company to indemnify any present or former director, officer, employee, or agent of the Company, or a person serving in a similar post in another organization at the request of the Company, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, administrative, or investigative, to the fullest extent not prohibited by California law or statute, public policy or other applicable law, (including provisions permitting advances for expenses incurred) arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

      Exhibit No.                Title
      -----------                -----

         4.1             2001 Stock Option Plan
         5.1             Opinion and Consent of W. Andrew Stack, Esq.
         6.1             Consent of Turner & Stone, LLC

ITEM 9. UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to;

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed t hat which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered the rein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post -effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of t he Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Ex change Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceab1e. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any act ion, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 19th day of July, 2001.


                                             PHOTONICS CORPORATION


                                             /s/ Joseph F. Langston, Jr.
                                             ------------------------------
                                             Joseph F. Langston, Jr.
                                             Chief Financial Officer